Exhibit 23.2




                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


                  We do hereby consent to the use of our name in "Item 2. Properties" of the Annual Report on Form 10-K of Stone Energy Corporation (the "Company") for the year ended December 31, 2000 (the "Form 10-K"), and to the incorporation by reference of our name, which appears in the Form 10-K, into the Company's Registration Statements on Forms S-8 (Registration Nos. 33-67332 and 333-51968) and S-3 (Registration No. 333-79733).


                                                       ATWATER CONSULTANTS, LTD.



                                                    By:/s/  Mike Beifus
                                                       --------------------
                                                            Mike Beifus
                                                         Reservoir Engineer
         New Orleans, Louisiana
         March 20, 2001